Exhibit 99.1

American Software Reports Preliminary First Quarter of Fiscal Year 2012 Results

License Fee Revenues increase 139% and GAAP Net Earnings Increase 67% for the quarter

ATLANTA--(BUSINESS WIRE)--August 31, 2011--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal year 2012, delivering a 139% increase in first quarter license fee revenues and a 67% increase in GAAP net earnings when compared to the same period last year. The Company has achieved 42 consecutive quarters of profitability and 32 consecutive quarters of providing dividend distributions to shareholders.

Key first quarter financial highlights:

  Total revenues for the quarter ended July 31, 2011 were $23.7 million, an increase of 24% over the comparable period last year.
  Software license fee revenues for the quarter ended July 31, 2011 were $6.7 million, an increase of 139% over the same period last year.
  Services and other revenues for the quarter ended July 31, 2011 were $9.3 million compared to $9.2 million the same period last year.
  Maintenance revenues for the quarter ended July 31, 2011 were $7.8 million, an increase of 10% over the comparable period last year.
  Operating earnings for the quarter ended July 31, 2011 were $3.6 million, an increase of 78% compared to the same period last year.
  GAAP net earnings for the quarter ended July 31, 2011 were $2.3 million or $0.09 per fully diluted share, an increase of 67% over the first quarter of fiscal 2011.
  Adjusted net earnings for the quarter ended July 31, 2011, which excludes stock-based compensation expense and acquisition-related amortization of intangibles, were $2.6 million or $0.10 per fully diluted share, an increase of 56% compared to $1.6 million or $0.06 per fully diluted share for the same period last year, which excluded stock-based compensation expense and acquisition-related amortization of intangibles.

  Adjusted EBITDA increased 77% to $5.0 million in the quarter ended July 31, 2011, from $2.8 million in the quarter ended July 31, 2010. Adjusted EBITDA represents GAAP net income adjusted for amortization of intangibles, depreciation, interest income, income tax provision, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $52.8 million as of July 31, 2011.

“American Software posted a strong performance for the first quarter of fiscal year 2012, achieving a 67% increase in GAAP net earnings fueled by a 139% increase in license fee revenue,” stated James C. Edenfield, president and CEO of American Software. “With 42 consecutive quarters of profitability combined with consistent growth in our global customer base and aggressive investment in research and development, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain expertise.”

“Our sustained profitability has allowed the Company to provide a tangible benefit to our shareholders with a quarterly dividend for 32 consecutive quarters,” said Edenfield. “On August 22, 2011 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on December 2, 2011 to shareholders of record at the close of business on November 18, 2011. This will mark the 33rd consecutive quarter in which the Board of Directors has declared a dividend distribution to our shareholders.”

Additional highlights for the first quarter of fiscal year 2012 include:

Customers and Channels:

  Notable new and existing customers placing orders with the Company in the first quarter include: Actron Air, Advanced Energy Industries, BRK Brands, McWilliams Wine Group, Ossur Europe, Rentokil Initial Plc, Sandvik AB, and Triboro Quilt Manufacturing.
  During the quarter, software license agreements were signed with customers located in 15 countries including: Australia, Belgium, Brazil, Cyprus, France, Germany, Iceland, Poland, the Netherlands, New Zealand, Singapore, South Africa, Sweden, the United Kingdom, and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Verizon Wireless received the “Sailing to New Heights with Logility” award. Presented at Logility’s “Connections 2011: Navigate the Voyage to Supply Chain Excellence,” the award recognizes a company which has demonstrated exceptional innovation in its effort to develop and implement a collaborative supply chain process that significantly improves operations.
  Logility customer Berry Plastics was honored by Managing Automation magazine as a 2011 Progressive Manufacturer for its success in increasing visibility, improving forecast accuracy and removing cost from the supply chain through the timely acquisition and use of demand signals and collaborative vendor managed inventory (VMI) with Logility Voyager Solutions™.
  During the quarter, Logility partnered with APICS to produce an educational webcast entitled “Inventory Optimization: Synchronizing Your Supply Chain.” The educational webcast featured Logility customer Havi Global Solutions and addressed best practices for enhanced customer service, increased visibility and improved margins through the use of multi echelon inventory optimization (MEIO).

  Demand Management, a wholly-owned subsidiary of Logility, was named Microsoft Dynamics ISV of the Year for the United States. This distinction recognizes a partner that is dedicated to delivering solutions that meet diverse customer needs. Key criteria for the award include outstanding sales performance, thorough technological expertise on Microsoft Dynamics products and services, and feedback from Microsoft team members.
  Demand Management and enVista, a leading enterprise and supply chain consulting services firm and Microsoft Reseller Partner, announced an alliance that will enable mutual customers to leverage the benefits, savings and robust capabilities of demand planning and forecast management solutions, along with supply chain management offerings and consulting expertise. The venture will include formalized strategic co-marketing and sales initiatives between both companies.
  Demand Management announced that Certified Transmission Rebuilders, one of the largest independent remanufacturers of automotive transmissions in the United States, was named a 2011 Progressive Manufacturer by Managing Automation magazine. The recognition is based on Certified Transmission Rebuilders’ effective use of the Demand Solutions® Advanced Planning and Scheduling solution.
  New Generation Computing® (NGC®), a wholly-owned subsidiary of the Company, announced that T-Shirt International implemented an upgrade version of NGC’s ERP software. An NGC ERP customer since 2000, TSI has experienced significant growth, including a merger and the acquisition of a new production facility in Indiana. To keep pace with its expanding business, TSI upgraded its existing ERP system to increase efficiency and productivity.
  NGC announced that Aeropostale, the rapidly growing mall-based retailer known for designing and producing high-quality casual apparel and accessories for teens and children, has turned to NGC’s supply chain solution to improve visibility, collaboration and communication between its vendors and international licensees.
  NGC announced collegiate fashion designer Vesi Incorporated selected NCG’s PLM and ERP software. NGC's solutions will be implemented in Vesi Incorporated operations across all of its brands in order to provide transparency throughout the company, improve collaboration with overseas vendors, and streamline reporting and business processes.

Company and Technology:

  Logility Voyager Solutions received TEC Certification following a rigorous independent evaluation from the industry analyst team at Technology Evaluation Centers. The Logility Voyager Solutions supply chain suite is positioned as a dominant player in the TEC Supply Chain Management Focus Indicator.
  As a part of its ongoing commitment to supply chain innovation and thought leadership, Logility sponsored primary research with the Aberdeen Group to evaluate the latest trends and best practice for demand management. The Aberdeen Group’s new report, “Demand Management: Bridging External Market Inputs with Internal Statistical Forecasting”, is available on www.logility.com and highlights the practices of 157 manufacturing and distribution companies and the challenges these companies face accurately predicting and fulfilling customer demand.
  Logility was named by Business Leader Magazine as one of the top small businesses in the South for its growth, achievements and community service. Logility was one of just 30 companies in the Atlanta area to make the list.
  Supply Chain Digest recognized Logility Voyager Inventory Optimization as the May 2011 Cool New Product of the Month. Editor and former industry analyst Dan Gilmore highlighted the software’s unique ability to be deployed as a stand-alone inventory optimization solution as well as part of the comprehensive Logility Voyager Solutions suite.
  Supply & Demand Chain Executive magazine named Logility, Demand Management, and NGC to the 2011 Supply & Demand Chain Executive 100 for each company’s accomplishments in helping customers realize exceptional benefits through the deployment of their software solutions. Additionally, Logility customer American Italian Pasta Co. was selected as one of the top supply chain projects of 2011 for results achieved with Logility Voyager Solutions.
  Consumer Goods Technology magazine named Demand Management a top 10 supply chain company. The 2011 Consumer Goods Technology Reader's Choice surveyed more than 150 consumer goods business and IT executives to identify the solutions and solution providers they valued most. Each respondent rated Demand Solutions based on the customer experience, including implementation and use.
  Demand Management was named one of Inbound Logistics magazine’s Top 100 Logistics IT Providers for 2011.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite, which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corp. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, provides PLM, Global Sourcing and ERP solutions to the fashion, apparel, footwear, and retail industries. NGC’s global customers include A|X Armani Exchange, Carter’s, Maggy London, Hugo Boss, Parigi Group, and Tristan America. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2011 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2011	2010	Pct Chg.
Revenues:
License	$6,688	$2,794	139%
Services & other	9,267	9,231	0%
Maintenance	7,754	7,069	10%
Total Revenues	23,709	19,094	24%

Cost of Revenues:
License	1,835	693	165%
Services & other	6,917	6,551	6%
Maintenance	1,765	1,656	7%
Total Cost of Revenues	10,517	8,900	18%
Gross Margin	13,192	10,194	29%
Operating expenses:
Research and development	2,554	2,408	6%
Less: capitalized development	(604)	(631)	(4%)
Sales and marketing	4,306	3,317	30%
General and administrative	3,116	2,842	10%
Provision for doubtful accounts	91	28	225%
Amortization of acquisition-related intangibles	135	214	(37%)

Total Operating Expenses	9,598	8,178	17%
Operating Earnings	3,594	2,016	78%
Interest Income & Other, Net	(13)	241	nm
Earnings Before Income Taxes	3,581	2,257	59%
Income Tax Expense	1,293	884	46%
Net Earnings	$2,288	$1,373	67%
Earnings per common share: (1)
Basic	$0.09	$0.05	80%
Diluted	$0.09	$0.05	80%

Weighted average number of common shares outstanding:
Basic	26,130	25,540
Diluted	26,788	25,926

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2011	2010	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,288	$1,373	67%
Income tax provision	1,293	884	46%
Interest Income & Other, Net	13	(241)	(105%)
Amortization of intangibles	796	250	218%
Depreciation	300	309	(3%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	4,690	2,575	82%
Stock-based compensation	284	228	25%
Adjusted EBITDA	$4,974	$2,803	77%

EBITDA, as a percentage of revenue	20%	13%

Adjusted EBITDA, as a percentage of revenue	21%	15%

	First Quarter Ended
	July 31,
	2011	2010	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,288	$1,373	67%
Amortization of acquisition-related intangibles (2)	86	130	(34%)
Stock-based compensation (2)	180	139	29%
Adjusted Net Earnings	$2,554	$1,642	56%

Adjusted non-GAAP diluted earnings per share	$0.10	$0.06	67%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.09 and $0.05 for the three months ended July 31, 2011 and 2010, respectively.
(2) - Tax affected using the effective tax rate for the three months period ended July 31, 2011 and 2010.
nm- not meaningful

American SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	July 31,	April 30,
	2011	2011

Cash and Short-term Investments	$42,546	$44,567
Accounts Receivable:
Billed	14,546	14,409
Unbilled	5,450	4,151
Total Accounts Receivable, net	19,996	18,560
Prepaids & Other	2,450	2,918
Deferred Tax Asset	77	77
Current Assets	65,069	66,122

Investments - Non-current	10,244	10,844

PP&E, net	5,543	5,723
Capitalized Software, net	7,540	7,562
Goodwill	12,601	12,601
Other Intangibles, net	1,721	1,880
Other Non-current Assets	100	100
Total Assets	$102,818	$104,832

Accounts Payable	$908	$1,011
Accrued Compensation and Related costs	2,444	4,245
Dividend Payable	2,360	2,345
Other Current Liabilities	4,825	4,493
Deferred Revenues	16,105	17,307
Current Liabilities	26,642	29,401

Deferred Tax Liability - Long term	1,065	1,375

Shareholders' Equity	75,111	74,056

Total Liabilities & Shareholders' Equity	$102,818	$104,832

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer